UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2013 (September 11, 2013)
Date of Report (Date of earliest event reported):

Truewest Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada	33-56574	25-1605846
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

G/F First Asia Tower, 8 Fui Yiu Kok Street, Tsuen Wan, NT, Hong Kong
 (Address of Principal Executive Offices)

+852 36978989
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Changes in Control of Registrant

On August 28, 2013, Glenn A. Little (“Little” or “Seller”), who owns in the aggregate, 384,875 shares (the “Shares”) of common stock, par value $0.001 per share of Truewest Corporation, a Nevada corporation (the “Registrant”), entered into a Securities Purchase Agreement (“SPA”) with JD International Development Limited, a Hong Kong corporation (“JD International”) pursuant to which JD International purchased the Shares for $365,000 (the “Purchase Price”).  The transaction contemplated in the SPA (the “Purchase”) closed on September 11, 2013.

The Shares represent approximately 85% of all of the issued and outstanding Common Stock of the Registrant.  Following the Closing, JD International owned approximately 85% of the voting securities of the Registrant.  The Purchase has resulted in a change in control of the Registrant.

In connection with the change in control, Mr. Little, the Registrant’s President, Chief Financial Officer and sole director, resigned his officers positions with the Registrant which resignation became effective immediately upon the closing of the purchase.  Simultaneously with closing of the Purchase, Cheung Wai Yin was appointed as President and a director of the Registrant by the sole director, Glenn A. Little, which appointment became effective immediately. Mr. Little’s resignation as a director of the Registrant will become effective 10 days after mailing of an information statement required by Rule 14f-1 promulgated under the Exchange Act, which was filed on September 13, 2013.

The SPA includes customary representation and warranties from the Sellers and JD International.  The Purchase was subject to customary closing conditions, including, among other things, (a) resignations of the departing director and officers of the Registrant after appointment of Cheung Wai Yin as President and a director of the Registrant, and (b) satisfaction of all outstanding debts and liabilities of the Registrant.

A copy of the SPA is attached hereto as Exhibit 10.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Resignation of Directors and Officers

Upon the Closing, Glenn A. Little resigned from his positions as President, Chief Executive Officer and Chief Financial Officer and Director of the Registrant.

Mr. Little’s resignation as a director of the Registrant shall become effective 10 days after mailing of the information statement required by Rule 14f-1 promulgated under the Exchange Act.

There was no disagreement between Glenn A. Little and the Registrant.

(b) Appointment of Directors and Officers

  In connection with the closing, the following persons were appointed as our director and officer.

Name	Age	Position

Cheung Wai Yin	34	President and Director
Chan Cheuk Ki Jacky	33	Secretary and Treasurer

Cheung Wai Yin

Mr. Cheung studied business at Hong Kong Management Association. He has worked as Chief Operations Officer, and assistant director for the investment firm Gold Hong Kong United Investment Ltd since 2011. He is also the Chief Executive Officer of Dragon Hotel Management Ltd, a hotel group in China.

Chan Cheuk Ki Jacky

Mr. Chan is a graduate of the University of Hong Kong (Bachelor of Economic & Finance) and has been working in the finance field for more than 10 years. He is now the Assistant General Manager of Gold Hong Kong United Investment Ltd. and he has experience in the project management field.

(c) Employment Agreements

We currently do not have employment agreements with either Mr. Cheung or Mr. Chan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement entered by and between Glenn A. Little and JD International Development Limited, dated August 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truewest Corporation

September 13, 2013	/s/ Cheung Wai Yin
President